Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of ION Acquisition Corp 1 Ltd. of our report dated August 17, 2020 (except for notes 5 and 6 to which the date is September 15, 2020 and note 3 to which the date is October 1, 2020) relating to the financial statements of ION Acquisition Corp 1 Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
October 1, 2020	A Member of EY Global